Exhibit 10.nn
AMENDMENT TO
HUBBELL INCORPORATED AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective as of January 1, 2005
          The Hubbell Incorporated Supplemental Executive Retirement Plan (the “Plan”) is hereby amended effective as of January 1, 2005, as follows:
          1. Section 5.5 Additional Death Benefits is amended in it’s entirely to read as follows:
“A Participant who is entitled to a Normal Retirement Benefit, Early Retirement Benefit or Postponed Retirement Benefit under this Plan shall be eligible for additional death benefits equal to (a) three times (subject to reduction for Separation from Service prior to age 65) the Participant’s base salary as in effect at the time of Separation from Service (“Final Base Salary”), declining at the rate of 5% per year for ten years until the amount of such death benefit is reduced to one and one-half times Final Base Salary, at which amount it will remain for the balance of the life of the Participant; plus (b) accidental death and dismemberment insurance in the amount of $150,000, which amount will remain unchanged for the Participant’s lifetime.”
          IN WITNESS WHEREOF, Hubbell Incorporated has caused this Amendment to be executed by its Secretary this 15th day of February 2008.

HUBBELL INCORPORATED
By:	/s/Richard. W. Davies
Richard W. Davies
V.P., General Counsel & Secretary

ATTEST:	/s/James H. Biggart